UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2010

SILVER BAY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	333-153510	26-2801338
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

4133 Stanford Ave. Dallas, Texas		75225
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 214-368-7746

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective May 11, Donald Gardner resigned as president, chief executive officer, chief financial officer and treasurer of our company. Mr. Gardner will remain as a director of our company.

On May 11, 2010, we appointed Peter E. Wudy as president, chief executive officer, chief financial officer and as a director of our company.

Peter E. Wudy has spent the last twenty-one years as an entrepreneur and business leader with experience in developing and driving companies, from embryonic start-ups to successful enterprises. Mr. Wudy has a lengthy history in successful businesses at the President, CEO and Managing Partner levels in North America, Europe and Asia, overseeing the expansion of several companies in the retail, industrial, technology, engineering and medical sectors.

Mr. Wudy began his entrepreneurial career in 1989 as President of Franchise International Group, a franchise development and marketing consultancy, where he assisted companies in successfully converting their businesses to a franchise model, dealing with strategy, supply management, real estate acquisition and international business law. By 1995, Mr. Wudy had identified a market niche in the coffee sector and became Partner and Managing Director of Esquires Coffee International, a retail coffee franchiser; he drove the expansion of Esquires from a start-up to a thriving Canadian and international operation with presence in the UK, Ireland and New Zealand. In 2001, Mr. Wudy left his role at Esquires to become President and CEO of Bio-Sym Medical, a medical/dental device manufacturer, where he successfully established and expanded North American distribution channels, which culminated in the sale of Bio-Sym to Core Technologies of MD, USA.

Since 2006, Mr. Wudy has been a business development & corporate consultant to international firms in software development, entertainment, and digital media, assisting both start-ups and established enterprises with his decades of senior level strategic direction and leadership.

Our board of director now consists of Donald Gardner and Peter E. Wudy.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions, in which we are, or plan to be, a participant and the amount involved exceeds $ 120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

There are no family relationships between any of the directors and officers described in the preceding disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER BAY RESOURCES INC.

/s/ Peter E. Wudy
Peter E. Wudy
President, Chief Executive Officer, and
Director

Date: May 31, 2010